                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO. ___)


Filed by the Registrant       [X]
Filed by a Party other than the Registrant      [ ]
Check the appropriate box:
[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12


                       BINDLEY WESTERN INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)   Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------
       2)   Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------
       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------
       4)   Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------
       5)   Total fee paid:
            --------------------------------------------------------------------

[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)   Amount Previously Paid:

            --------------------------------------------------------------------
       2)   Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------
       3)   Filing Party:

            --------------------------------------------------------------------
       4)   Date Filed:

            --------------------------------------------------------------------

                       BINDLEY WESTERN INDUSTRIES, INC.



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 21, 1998





     The annual meeting of shareholders of Bindley Western Industries, Inc. will be held at the Conference Center, 10333 North Meridian Street, Indianapolis, Indiana, on Thursday, May 21, 1998, at 9:00 a.m., Indianapolis time, for the following purposes:

     (1) To elect eleven directors to serve until the next annual meeting of shareholders and until their successors are elected and have qualified;

     (2) To approve or disapprove the appointment of Price Waterhouse LLP as auditors for the Company for 1998;

     (3) To approve the proposed amendment to the Company's 1993 Stock Option and Incentive Plan, which, among other changes, increases from 3,000,000 to 4,000,000 the number of shares of the Company's Common Stock subject to issuance under the plan; and

     (4) To transact such other business as may properly come before the meeting.

     All shareholders of record at the close of business on March 20, 1998 will be eligible to vote.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY FORM IN THE ACCOMPANYING ADDRESSED, POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.







                                        Michael D. McCormick, Secretary

                        BINDLEY WESTERN INDUSTRIES, INC.

                      10333 N. MERIDIAN STREET, SUITE 300
                          INDIANAPOLIS, INDIANA 46290

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 21, 1998


     This statement is being furnished to shareholders on or about March 27, 1998 in connection with a solicitation by the Board of Directors of Bindley Western Industries, Inc. (the "Company") of proxies to be voted at the annual meeting of shareholders to be held at 9:00 a.m., Indianapolis time, Thursday, May 21, 1998, at the Conference Center, 10333 North Meridian Street, Indianapolis, Indiana, for the purposes set forth in the accompanying Notice.

     At the close of business on March 20, 1998, the record date for the meeting, there were 15,994,616 shares of Common Stock of the Company outstanding and entitled to vote at the meeting. On all matters, including the election of directors, each shareholder will have one vote for each share held.

     If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised. If a shareholder executes more than one proxy, the proxy having the latest date will revoke any earlier proxies. A shareholder attending the meeting will be given the opportunity to revoke his or her proxy and vote in person.

     Unless revoked, a proxy will be voted at the meeting in accordance with the instructions of the shareholder in the proxy, or, if no instructions are given, for the election as directors of all nominees listed under Proposal 1 and for Proposals 2 and 3. Election of directors will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposal 2 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. Approval of Proposal 3 will be subject to the affirmative vote of a majority of shares cast on the matter. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

     The Board of Directors knows of no matters, other than those described in the attached Notice of Annual Meeting, which are to be brought before the meeting. However, if other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters.

     The Company intends to retain Corporate Investor Communications ("CIC") to assist in the solicitation of proxies. CIC may contact various shareholders by telephone to solicit the return of their proxies. The fee to be paid to CIC is not expected to exceed $5,000.
The cost of the solicitation of proxies will be borne by the Company.

                             ELECTION OF DIRECTORS

NOMINEES

     Eleven directors are to be elected at the meeting, each to hold office for a term of one year and until his or her successor is elected and has qualified. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election to the Board of Directors of the persons identified below. Each of the nominees for director is presently a director. If any such person is unable or unwilling to accept nomination or election, it is the intention of the persons named in the accompanying form of proxy to nominate such other person as director as they may in their discretion determine, in which event the shares will be voted for such other person.

     Unless otherwise indicated in a footnote to the following table, the principal occupation of each nominee has been the same for the last five years, and such nominee possesses sole voting and investment power with respect to the shares of Common Stock indicated as beneficially owned by such nominee.
William E. Bindley is the father of William F. Bindley II. There is no family relationship between any other of the directors or executive officers of the Company.


                                                                              SHARES
                                                                           BENEFICIALLY       PERCENT
                                         PRESENT                             OWNED ON         OF CLASS
                                        PRINCIPAL               DIRECTOR    JANUARY 31,       (IF MORE
NAME                      AGE           OCCUPATION               SINCE         1998           THAN 1%)
----                      ---   ----------------------------    --------  -----------------   --------
William E. Bindley  (1)    57   Chairman of the Board, Chief       1970    3,385,165  (2)(3)    20.9%
                                Executive Officer and
                                President of the Company

Robert L. Koch II  (4)     59   President, George Koch             1987       10,240  (5)        ---
                                Sons, Inc. (manufacturer of
                                industrial painting systems)

James K. Risk III (6)      56   President, Kirby Risk              1987       14,581  (7)        ---
                                Corporation (electrical
                                supply company)

K. Clay Smith  (8)         60   President, Underwood Machinery     1983       10,240  (9)        ---
                                Transport, Inc. (transportation
                                company)

J. Timothy McGinley        57   Managing Partner of House          1987       23,240  (9)        ---
                                Investments (real estate
                                investment company)

Michael D. McCormick (10)  50   Executive Vice President,          1990      331,313  (2)(11)    2.0%
                                General Counsel and
                                Secretary of the Company

William F. Bindley II      35   President, Heartland               1990       49,465  (12)       ---
                                Films, Inc. (motion picture
                                production company)

Thomas J. Salentine (13)   58   Executive Vice President and       1990      300,719  (2)(14)    1.9%
                                Chief Financial Officer of
                                the Company

                                                                              SHARES
                                                                           BENEFICIALLY       PERCENT
                                         PRESENT                             OWNED ON         OF CLASS
                                        PRINCIPAL               DIRECTOR    JANUARY 31,       (IF MORE
NAME                      AGE           OCCUPATION               SINCE         1998           THAN 1%)
----                      ---   ----------------------------    --------  -----------------   --------
Keith W. Burks             40   Executive Vice President           1993      211,584  (2)(15)    1.3%
                                of the Company
Seth B. Harris (16)        58   Retired Chairman of the Board      1994       13,240  (17)       ---
                                and President of Harris
                                Wholesale (wholesale
                                pharmaceutical distribution
                                company)
Carolyn Y. Woo (18)        43   Dean, College of Business          1997        1,240  (19)       ---
                                Administration, University of
                                Notre Dame

-------------

(1) Mr. Bindley also serves on the Board of Directors of Shoe Carnival, Inc., a shoe retailer, and Priority Healthcare Corporation, a distributor and provider to the alternate site health care market and a subsidiary of the Company ("Priority").

(2) Does not include shares subject to stock options which are not exercisable within 60 days.

(3) Includes presently exercisable stock options to purchase 169,240 shares granted by the Company. Includes 49,000 shares held by a family foundation and 47,500 shares held in a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 5,500 shares held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(4) Mr. Koch also serves on the Board of Directors of CNB Bancshares, Inc., a bank holding company, SIGCORP, Inc., a public utility holding company, and Southern Indiana Gas and Electric Company, a gas and electric utility.

(5) Mr. Koch shares voting and dispositive power with respect to 1,000 of such shares with his wife. Includes presently exercisable stock options to purchase 6,000 shares, granted under the Company's Outside Directors Stock Option Plan.

(6) Mr. Risk also serves on the Board of Directors of Marsh Supermarkets, Inc., a retail grocery chain.

(7) Mr. Risk shares voting and dispositive power with respect to 205 of such shares with his wife. Includes presently exercisable stock options to purchase 7,000 shares, granted under the Company's Outside Directors Stock Option Plan.

(8)  Mr. Smith also serves on the Board of Directors of Marsh Supermarkets,
     Inc.

(9) Includes presently exercisable stock options to purchase 7,000 shares, granted under the Company's Outside Directors Stock Option Plan.

(10) Mr. McCormick also serves on the Board of Directors of Priority.

(11) Includes presently exercisable stock options to purchase 313,984 shares granted by the Company. Also includes 972 shares held in a family foundation.

(12) Mr. W.F. Bindley II shares voting and dispositive power with respect to 20,425 of such shares with his spouse or minor child. Includes presently exercisable stock options to purchase 7,000 shares, granted under the Company's Outside Directors Stock Option Plan.

(13) Mr. Salentine also serves on the Board of Directors of Priority.

(14) Includes presently exercisable stock options to purchase 268,468 shares granted by the Company.

(15) Includes presently exercisable stock options to purchase 198,129 shares granted by the Company.

(16) Mr. Harris also serves on the Board of Directors of Collaborative
     Clinical Research, Inc., a clinical research site selecting and management company.

(17) Includes presently exercisable stock options to purchase 4,000 shares, granted under the Company's Outside Directors Stock Option Plan.

(18) From January 1995 until June 1997, Dr. Woo was Associate Executive Vice President for Academic Affairs and Professor of Management at Purdue University. From March 1993 until July 1995, she held the positions of Director, Professional M.S. Programs and Professor of Management at the Krannert School of Management at Purdue University.

(19) Includes presently exercisable stock options to purchase 1,000 shares, granted under the Company's Outside Directors Stock Option Plan.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.


MEETINGS AND COMMITTEES

     During 1997, the Board of Directors of the Company held four meetings. During the period in 1997 that he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served. The Board of Directors does not have a nominating committee. The Board of Directors has a Compensation and Stock Option Committee (the "Committee"), which consists of Messrs. Harris, Koch, McGinley, Risk and Smith. The primary function of the Committee is to establish compensation policies and to administer all executive compensation and stock option plans of the Company. The Committee met five times during 1997.

     The Board of Directors of the Company has an Audit, Ethics and Compliance Committee (the "Audit Committee"), the current members of which are Messrs. Koch and Smith and Dr. Woo. The function of the Audit Committee is to meet with the independent accountants of the Company, to review the audit plan for the Company, to review the annual audit of the Company with the accountants together with any other reports or recommendations made by the accountants, to recommend whether the accountants should be continued as auditors for the Company and, if others are to be selected, to recommend those to be selected, to meet with the chief accounting officer for the Company and to review with him and the accountants for the Company the adequacy of the Company's internal controls, to review related party transactions, to monitor corporate policies and procedures with respect to the Company's ethics and compliance program and to perform such other duties as shall be delegated to the Audit Committee by the Board of Directors. The Audit Committee met four times during 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of Common Stock, to file reports of ownership with the Securities and Exchange Commission and the NYSE. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1997, all filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with, except for one Form 4 for Mr. Harris which was not timely filed to report a purchase.

EXECUTIVE OFFICERS

     As used throughout this Proxy Statement, the term "executive officers" refers to William E. Bindley, Chairman of the Board, Chief Executive Officer and President, Keith W. Burks, Executive Vice President, Michael D. McCormick, Executive Vice President, General Counsel and Secretary, Thomas J. Salentine, Executive Vice President and Chief Financial Officer, Gregory S. Beyerl, Vice President and Controller, and Michael L. Shinn, Treasurer.

LEGAL PROCEEDINGS

     The Company and its subsidiary Priority Healthcare Services Corporation ("PHSC") are defendants in a complaint filed by Thomas G. Slama, M.D., a former director and executive officer of the Company, in the Hamilton County, Indiana Superior Court on October 7, 1996. The complaint alleges breach of contract and defamation resulting from the alleged termination of Dr. Slama's employment with PHSC in October of 1996. Dr. Slama seeks damages in excess of $3.4 million, punitive damages, attorneys fees, costs and interest. The lawsuit is currently in the discovery stage and the trial has been scheduled for March 1999.

     On March 12, 1998, Dr. Slama filed a motion for leave to amend his complaint to add Priority and Mr. William E. Bindley as defendants and to state additional claims for breach of contract, breach of oral contract, breach of fiduciary duty, securities fraud and conversion. The Company is party to an Indemnification and Hold Harmless Agreement with Priority whereby the Company has agreed to indemnify and hold harmless Priority from and against all damages and expenses which it might incur in connection with the lawsuit filed by Dr. Slama. See "Certain Transactions--Relationship and Transactions with Priority Healthcare Corporation."

     The Company believes Dr. Slama wrongfully terminated his employment, and alternatively, that it had grounds to terminate Dr. Slama under his employment agreement. Accordingly, the Company is aggressively defending the suit, including the filing of its own complaint or counterclaim against Dr. Slama seeking, among other things, declaratory relief, compensatory and treble damages, punitive damages, attorneys fees, costs and interest.

               COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 1997 (the "Named Executive Officers").

                                                                     LONG TERM
                                        ANNUAL COMPENSATION         COMPENSATION
                                     -------------------------     --------------
                                                                        AWARDS
                                                                        ------
                                                                     SECURITIES
       NAME AND PRINCIPAL                                            UNDERLYING              ALL OTHER
            POSITION               YEAR    SALARY    BONUS (1)       OPTIONS (2)            COMPENSATION
---------------------------------  ----    ------    ---------   ---------------------      ------------
William E. Bindley                 1997    $721,250    $385,000        100,000                  $313,029  (3)
Chairman, Chief Executive Officer  1996     656,350     286,931        100,000                   268,594
and President                      1995     599,260     247,354        100,000                   261,990


Thomas J. Salentine                1997    $278,765    $270,000         70,000                   $29,154  (4)
Executive Vice President and       1996     253,400     217,184         60,000                    23,036
Chief Financial Officer            1995     231,315     188,856         60,000                    22,013


Michael D. McCormick               1997    $271,434    $270,000         70,000                   $28,645  (5)
Executive Vice President,          1996     245,675     216,384         60,000                    22,531
General Counsel and Secretary      1995     223,955     188,160         60,000                    21,732


Keith W. Burks                     1997    $265,669    $270,000         70,000                   $28,369  (6)
Executive Vice President           1996     234,950     215,505         60,000                    22,261
                                   1995     214,500     187,396         60,000                    21,556

Robert L. Myers                    1997    $233,450    $200,000        100,000  (7)              $21,236  (8)
President and Chief Executive      1996     105,000     130,000         50,000                       121
Officer of Priority (9)            1995           0           0              0                         0



------------

(1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

(2) Unless otherwise noted, the numbers in this column consist of options to acquire shares of Common Stock of the Company. The Company has no SAR plan and did not grant restricted stock awards to any of the Named Executive Officers in the years indicated. All of the options granted in 1997 to Messrs. Bindley, Salentine, McCormick and Burks are contingent upon shareholder approval of the proposed amendment to the 1993 Plan at the annual meeting.

(3) Consists of $12,800 in Company contributions to the Company's profit sharing plan, $17,200 in Company contributions under Mr. Bindley's deferred compensation arrangement described under "---Nonqualified Deferred Compensation Arrangements," $34,943 for the term insurance portion and $203,184 for the non-term insurance portion of the split-dollar life insurance plan described under "---Split Dollar Life Insurance," $43,820 of above market interest and $1,082 in group life insurance premiums.

(4) Consists of $20,926 in Company contributions to the Company's profit sharing plans, $7,115 of above market interest and $1,113 in group life insurance premiums.

(5) Consists of $20,926 in Company contributions to the Company's profit sharing plans, $7,115 of above market interest and $604 in group life insurance premiums.

(6) Consists of $20,926 in Company contributions to the Company's profit sharing plans, $7,115 of above market interest and $328 in group life insurance premiums.

(7) Consists of options granted by Priority to acquire shares of Class B Common Stock of Priority.

(8) Consists of $20,926 in Company contributions to the Company's profit sharing plans and $310 in group life insurance premiums.

(9) Mr. Myers joined Priority in July 1996. He is not an executive officer of the Company. The amounts disclosed in the table do not include consulting fees paid to Mr. Myers prior to his being employed by Priority in 1996 of $50,547, the majority of which was paid in the form of shares of Common Stock of the Company.

EMPLOYMENT AGREEMENTS AND TERMINATION BENEFITS AGREEMENTS

     The Company has entered into a Termination Benefits Agreement with each of Messrs. Bindley, Salentine, McCormick, and Burks (the "Covered Named Executive Officers"). The purpose of the agreements is to encourage them to remain with the Company by assuring them of certain benefits in the event of a "Change in Control" of the Company.

     The Termination Benefits Agreements provide for payments to the Covered Named Executive Officers upon the occurrence of certain events. Each Termination Benefits Agreement has a term of three years and is automatically extended annually for an additional one-year period unless notice is given by the Company or the Covered Named Executive Officer. The Termination Benefits Agreements are designed to protect the Covered Named Executive Officer against termination of his employment following a "Change in Control" of the Company. For purposes of the Termination Benefits Agreement, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of the Company, the replacement of a majority of the current Board of Directors, the approval by the shareholders of the Company of a reorganization, merger or consolidation or the approval by shareholders of a liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company.

     Following a "Change in Control," the Covered Named Executive Officer is entitled to the benefits provided by the Termination Benefits Agreement in the event his employment is terminated for any reason other than his death, disability, or normal retirement or is terminated by the Company for cause.

     In addition, the Covered Named Executive Officer is entitled to the benefits of the Termination Benefits Agreement if, after a "Change in Control," he terminates his employment with the Company in response to certain actions by the Company which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by the Company to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of the Covered Named Executive Officer, or the breach by the Company of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment, a Covered Named Executive Officer who is entitled to the benefits payable under the Termination Benefits Agreement shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times the Covered Named Executive Officer's average annual compensation paid by the Company for the past five years. Any lump sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to
Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

     Priority has entered into a Termination Benefits Agreement with Mr. Myers. The purpose of the agreement is to encourage him to remain with Priority by assuring him of certain benefits in the event of a "Change in Control" of Priority.

     Mr. Myers' Termination Benefits Agreement provides for payments to Mr. Myers upon the occurrence of certain events. The Termination Benefits Agreement has an initial term through December 31, 1998 and is automatically extended annually for an additional one-year period unless notice is given by Priority or Mr. Myers. The Termination Benefits Agreement is designed to protect Mr. Myers against termination of his employment following a "Change in Control" of Priority. For purposes of Mr. Myers' Termination Benefits Agreement, "Change in Control" is broadly defined to include, among other things, the acquisition by a person or group of persons of 25% or more of the combined voting power of the stock of Priority, the replacement of a majority of the current Board of Directors of Priority, the approval by the shareholders of Priority of a reorganization, merger or consolidation of Priority, or the approval by shareholders of the liquidation or dissolution of Priority or the sale or disposition of all or substantially all of the assets of Priority. A "Change in Control," however, does not include an acquisition by any person in connection with a spin-off of Priority's Class A Common Stock by the Company.

     Following a "Change in Control," Mr. Myers is entitled to the benefits provided by the Termination Benefits Agreement in the event his employment is terminated within three years for any reason other than his death, disability, or a normal retirement or is terminated by Priority for cause.

     In addition, Mr. Myers is entitled to the benefits of the Termination Benefits Agreement if, after a "Change in Control," he terminates his employment with Priority within three years in response to certain actions by Priority which include, among other things, a substantial reduction in his duties or responsibilities, a reduction in the level of salary payable to him, the failure by Priority to continue to provide him with benefits substantially similar to those previously provided to him, the required relocation of Mr. Myers, or the breach by Priority of any of the provisions of the Termination Benefits Agreement.

     Upon termination of employment with Priority, if Mr. Myers is entitled to the benefits payable under his Termination Benefits Agreement, he shall receive within 30 days following the termination all earned but unpaid salary, bonus and incentive payments through the date of his termination. In addition, he shall be entitled to a lump-sum payment of an amount equal to 2.9 times his average annual compensation paid by Priority for the past five years. Any lump-sum payment will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

COMPENSATION OF DIRECTORS

     During 1997, the Company paid directors who are not employees of the Company an annual retainer of $20,000 and a fee of $1,000 for each Board meeting or committee meeting attended. The annual retainer is paid 75% in cash and 25% in the form of shares of Common Stock, valued at 100% of the fair market value of such shares on the date of grant. Such shares are not registered and are subject to the resale limitations of Rule 144 of the Securities Act of 1933, as amended. Directors who are full-time employees do not receive any additional compensation for serving as directors or for attending meetings, but all directors are reimbursed for all reasonable out-of-pocket expenses incurred in connection with attendance at meetings.

     On March 29, 1991, the Board of Directors adopted, subject to shareholder approval, an Outside Directors Stock Option Plan (the "Directors Plan"). The shareholders approved the Directors Plan at the 1991 annual meeting. Pursuant to the Directors Plan, each Eligible Director (as defined therein) is automatically granted an option to purchase 1,000 shares of Common Stock on June 1 of each year beginning in 1991. The option price per share is 85% of the fair market value of one share of Common Stock on the date of grant. The option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Options may be exercised by the holder only if he or she has been in continuous service on the Board of Directors at all times since the grant of the option. There are currently seven Eligible Directors - Messrs. W.F. Bindley, Harris, Koch, McGinley, Risk, Smith and Dr. Woo. On June 1, 1997, each of such Eligible Directors received an option to purchase 1,000 shares of Common Stock at an exercise price of $18.70. The Eligible Directors are not currently eligible for grants or awards under any other stock, bonus or benefit plans of the Company.

PROFIT SHARING PLAN

     The Company and its subsidiaries maintain a qualified profit sharing plan ("Profit Sharing Plan") for eligible employees of the Company and its subsidiaries. All employees are generally eligible to participate in the Profit Sharing Plan as of the first January 1, April 1, July 1 or October 1 after having completed at least one year of service (as defined in the Profit Sharing Plan) and having reached age 21.

     The annual contribution of the Company and its subsidiaries to the Profit Sharing Plan is at the discretion of the Board and is generally 8% of a participant's compensation for the year. The employer contribution for a year is allocated among participants employed on the last day of the year in proportion to their relative compensation for the year. Subject to limitations imposed by the Code, a participant may, in addition to receiving a share of the employer contribution, have a whole percentage (ranging from 1% to 13%) of his or her compensation withheld from pay and contributed to the Profit Sharing Plan. Subject to applicable Code requirements, employees may make "rollover" contributions to the Profit Sharing Plan of qualifying distributions from other employers' qualified plans.

NONQUALIFIED DEFERRED COMPENSATION ARRANGEMENTS

     On December 9, 1994, the Company established the Bindley Western Industries, Inc. 401(k) Excess Plan ("401(k) Excess Plan") and the Bindley Western Industries, Inc. Profit Sharing Excess Plan ("Profit Sharing Excess Plan"), both of which are non-qualified deferred compensation plans for a select group of executive employees. All five of the Named Executive Officers are currently eligible to participate in the plans. The Profit Sharing Excess Plan was established to compensate the eligible executives for the effect of a new Code limitation on the contributions made on their behalf to the Company's Profit Sharing Plan. The 401(k) Excess Plan is designed to permit the eligible executives to save for retirement on a pre-tax basis beyond the extent permitted under the Profit Sharing Plan's 401(k) feature.

     Effective January 1, 1994, the Omnibus Budget Reconciliation Act of 1993 ("OBRA 93") reduced the amount of an employee's compensation that could be taken into account in determining contributions or benefits under a qualified pension or profit sharing plan. Under the Profit Sharing Excess Plan, for each year that an executive is in the plan, the Company will credit to the executive's account an amount designed to be equal to the difference between
(1) the contribution that the Company may lawfully make on the executive's behalf to the Profit Sharing Plan for the year, and (2) the amount that the Company could have contributed to the Profit Sharing Plan for the executive for that year had OBRA 93 not reduced the compensation limitation. The Profit Sharing Excess Plan also provides for an additional annual contribution on behalf of Mr. Bindley. This additional contribution for Mr. Bindley was formerly provided under a separate deferred compensation agreement between Mr. Bindley and the Company. That arrangement has now been terminated, and the amounts accumulated in Mr. Bindley's account under that arrangement have been transferred to his account under the Profit Sharing Excess Plan.

     The 401(k) Excess Plan permits the eligible executives voluntarily to defer portions of their pre-tax salary and bonus beyond what they can now defer under the 401(k) feature of the Profit Sharing Plan. Under the 401(k) Excess Plan, an eligible executive may elect to defer up to 100% of those portions of his salary and bonus that he is not able to defer under the Profit Sharing Plan.

     Amounts credited to an executive's account under the Profit Sharing Excess Plan are deemed to bear interest each year at an annual rate equal to the rate of return of the Standard & Poor's 500 Index for the year. With respect to amounts deferred under the 401(k) Excess Plan, each executive, at the time he makes his deferral election for the coming year, may designate the investment option or options (from among those available under the Profit Sharing Plan) to serve as the measure of the investment earnings and losses on the executive's deferrals for the year. Under both plans, a participating executive may choose the form in which his benefits will be paid to him or his beneficiary upon his retirement or death. The three options available are a single lump sum payment, quarterly installment payments for a specified period of up to 15 years, and annual installment payments over a specified period of up to 15 years.

     The Company's contributions under the Profit Sharing Excess Plan and amounts deferred under the 401(k) Excess Plan may be credited to separate trusts. Each trust is what is commonly referred to as a "rabbi trust" arrangement, pursuant to which the assets of the trust are subject to the claims of the Company's general creditors in the event of the Company's insolvency. The trust assets are principally comprised of corporate owned life insurance policies on the lives of Messrs. Burks and McCormick.

     Effective January 1, 1996, the Company restated both the 401(k) Excess Plan and the Profit Sharing Excess Plan. The 401(k) Excess Plan restatement is designed to comply with the conditions set forth in a 1995 Internal Revenue Service ruling regarding the coordination between non-qualified deferred compensation plans and 401(k) plans. To conform to the ruling, the executive must decide the total deferral he wants to make for the year and elect to have that deferral made under the 401(k) Excess Plan. Once the plan administrator of the Profit Sharing Plan determines how much the executive can defer under the Profit Sharing Plan's 401(k) feature for a year without exceeding Code limits, then that amount will be transferred from the 401(k) Excess Plan to that executive's Profit Sharing Plan 401(k) account. In addition, both restatements include changes required by the Internal Revenue Service as a condition for issuing favorable rulings on the plans themselves on November 10, 1997. These changes are technical in nature and do not affect the operation of the plans as described above.

SPLIT DOLLAR LIFE INSURANCE

     The Company and a family trust created by Mr. Bindley established in December 1992 a split-dollar life insurance arrangement on the life of Mr. Bindley. The life insurance policy provides coverage in the amount of $7 million. The trust pays premiums on the policy as if it were a one year term life policy. The Company pays the excess premiums. In addition, the Company pays to Mr. Bindley an annual bonus in an amount sufficient to cover the premiums paid by the trust and the tax liability on the bonus.

     At the earlier of Mr. Bindley's death or December 16, 2007, the Company will be reimbursed for all premiums paid by it. In the event of Mr. Bindley's death, the balance of the proceeds of the policy would be paid to the trust established by Mr. Bindley and used to purchase Common Stock of the Company from Mr. Bindley's estate. The annual premiums on the policy are $404,350, of which $390,910, $389,720, $388,530, $387,270, $385,940 and $384,680 were paid by the Company on January 25, 1993, December 15, 1993, December 14, 1994, December 15, 1995, December 5, 1996, and December 8, 1997, respectively.

     The Company also purchased a $13 million term life insurance policy on the life of Mr. Bindley in June 1993. The Company is both the owner and beneficiary of the policy. The premiums on the policy of $23,060, $27,610, $35,410, $45,940 and $53,220 were paid by the Company in 1993, 1994, 1995,
1996, and 1997, respectively.

STOCK OPTIONS

     On June 27, 1983, the Company's Board of Directors and the then sole shareholder approved two stock option plans, a nonqualified stock option plan (the "Nonqualified Plan") and an incentive stock option plan (the "ISO Plan"). The Nonqualified Plan and the ISO Plan reserve 200,000 and 300,000 shares, respectively, of Common Stock (subject to adjustment for subsequent stock splits, stock dividends and certain other changes in the Common Stock) for issuance pursuant to the exercise of options granted by the Board of Directors. The Nonqualified Plan and the ISO Plan are administered by the Committee.

     On March 21, 1987, the Board of Directors adopted, subject to shareholder approval, the 1987 Stock Option and Incentive Plan (the "1987 Plan"). The shareholders approved the 1987 Plan at the 1987 annual meeting of shareholders. As a result, no further awards will be made under the ISO Plan or the Nonqualified Plan. The 1987 Plan reserves for issuance 2,000,000 shares of Common Stock pursuant to incentive awards granted by the Committee. The 1987 Plan provides for the grant to officers and other key employees of the Company or its subsidiaries of incentive awards in the form of stock options or restricted stock. Stock options granted under the 1987 Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). The shareholders amended the 1987 Plan at the 1989, 1990, 1991 and 1994 annual meetings of shareholders.

     The Company's shareholders approved the 1993 Stock Option and Incentive Plan (the "1993 Plan") on May 20, 1993, and amended it at the 1994 and the 1996 annual meetings of shareholders. The 1993 Plan reserves for issuance 3,000,000 shares of the Company's Common Stock for sale or award to officers and key employees (including any such officer or employee who holds at least 10% of the Company's outstanding Common Stock) as stock options or restricted stock. As a result of the adoption of the 1993 Plan, no further awards will be made from the shares of Common Stock that remained available for grants under the 1987 Plan.

     The Company's Board of Directors has proposed to amend the 1993 Plan. For a description of the proposed amendment, see "Approval of Amendment to the Company's 1993 Stock Option and Incentive Plan."

     The following table sets forth information with respect to options granted to the Named Executive Officers during 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                            GRANT DATE VALUE
                         ----------------------------------------------------------------------  ------------------
                                                % OF TOTAL
                                                 OPTIONS
                            NUMBER OF            GRANTED
                            SECURITIES             TO
                            UNDERLYING          EMPLOYEES
                              OPTIONS              IN         EXERCISE                            GRANT DATE
     NAME                   GRANTED (1)        FISCAL YEAR      PRICE         EXPIRATION DATE    PRESENT VALUE (2)
----------------------   --------------       -------------   --------       ------------------  ------------------
William E. Bindley          5,479  (3)            0.7%         $20.075        January 9, 2002    $  27,340  (4)
                              521  (5)            0.1%          18.250        December 13, 2006      3,595  (6)
                           94,000  (7)           11.6%          31.500        December 12, 2007  1,015,200  (8)
Thomas J. Salentine         3,174  (9)            0.4%          31.500        December 12, 2007     30,343 (10)
                           66,826  (7)            8.3%          31.500        December 12, 2007    721,742  (8)
Michael D. McCormick        3,174  (9)            0.4%          31.500        December 12, 2007     30,343 (10)
                           66,826  (7)            8.3%          31.500        December 12, 2007    721,742  (8)
Keith W. Burks              3,174  (9)            0.4%          31.500        December 12, 2007     30,343 (10)
                           66,826  (7)            8.3%          31.500        December 12, 2007    721,742  (8)
Robert L. Myers (11)        6,890 (12)            1.6%          14.500        August 24, 2007       47,748 (13)
                           93,110 (14)           22.0%          14.500        August 24, 2007      736,500 (15)

-----------

(1) All of the options granted in 1997 to Messrs. Bindley, Salentine, McCormick and Burks are contingent upon shareholder approval of the proposed amendment to the 1993 Plan.

(2) The Company does not believe that the Black-Scholes model or any other valuation model is a reliable method of computing the present value of the Company's employee stock options. The value ultimately realized, if any, will depend on the amount by which the market price of the stock exceeds the exercise price on the date of exercise. The grant date present value calculation uses an expected option term based on past experience, rather than the contract term of the options. The use of an expected term produces a valuation adjustment for non-transferability of the options. There have been no adjustments made for risk of forfeiture of the options.

(3) Incentive stock options granted at 110% of the fair market value of the stock on the date of grant. The options are exercisable on or after January 9, 1998.

(4) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.2%, an expected term of four years, a dividend yield of .26% and a stock volatility of 27.68%.

(5) Nonqualified stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning on December 13, 1997.

(6) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 6.27%, an expected term of five years, a dividend yield of .26% and a stock volatility of 30.47%.

(7) Nonqualified stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning on December 12, 1998.

(8) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.64%, an expected term of five years, a dividend yield of .26% and a stock volatility of 27.07%.

(9) Incentive stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable on or after December 12, 1998.

(10) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.71%, an expected term of four years, a dividend yield of .26% and a stock volatility of 27.3%.

(11) All options granted to Mr. Myers in the last fiscal year were granted by Priority and consist of options to acquire Class B Common Stock of Priority. The percent of total options granted to employees for Mr. Myers relate to employees of Priority.

(12) Incentive stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable on or after January 1, 1999.

(13) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.9%, an expected term of four years, a dividend yield of 0.0% and a stock volatility of 53.51%.

(14) Nonqualified stock options granted at 100% of the fair market value of the stock on the date of grant. The options are exercisable at the rate of 25% per year, beginning on January 1, 1999.

(15) The grant date present value is based on a Black-Scholes model and assumes a risk-free rate of return of 5.92%, an expected term of five years, a dividend yield of 0.0% and a stock volatility of 55.81%.


     The following table sets forth information with respect to the exercise of options by the Named Executive Officers during 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES


                                                     NUMBER OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT FISCAL        IN-THE-MONEY OPTIONS
                         SHARES                                YEAR-END                    AT FISCAL YEAR-END (1)
                        ACQUIRED         VALUE      ---------------------------------  -------------------------------
        NAME           ON EXERCISE    REALIZED (2)   EXERCISABLE    UNEXERCISABLE (3)  EXERCISABLE       UNEXERCISABLE
--------------------   -----------   -------------  -----------    ------------------  -----------      ---------------
William E. Bindley       165,751       $3,140,987      163,761         218,488          $2,649,066         $1,785,400
Thomas J. Salentine       99,016        1,637,617      268,468         151,516           4,573,352          1,111,952
Michael D. McCormick      14,000          153,480      313,984         151,516           5,566,986          1,111,952
Keith W. Burks            64,855          961,724      198,129         151,516           3,229,367          1,111,952
Robert L. Myers            ---              ---         17,338  (4)    132,662  (5)        249,384  (6)       513,116  (7)

---------

(1) The closing price for the Company's Common Stock as reported by the NYSE on December 31, 1997 was $30.875. The value is calculated on the basis of the difference between the Common Stock option exercise price and $30.875, multiplied by the number of "In-the-Money" shares of Common Stock underlying the option.

(2) The value is calculated based on the difference between the option exercise price and the closing market price of the Common Stock on the date of exercise, multiplied by the number of shares to which the exercise relates.

(3) Of the amounts shown, options granted in 1997 to Messrs. Bindley, Salentine, McCormick and Burks are contingent upon shareholder approval of the proposed amendment to the 1993 Plan.

(4) This amount represents shares of Common Stock of the Company underlying unexercised options granted by the Company. None of the options granted by Priority to Mr. Myers to purchase shares of Class B Common Stock of Priority were exercisable at fiscal year-end.

(5) This amount consists of 32,662 shares of Common Stock of the Company underlying unexercised options granted by the Company, and 100,000 shares of Class B Common Stock of Priority underlying unexercised options granted by Priority.

(6) This amount represents the value of unexercised In-the-Money options granted by the Company. None of the options granted by Priority to Mr. Myers to purchase shares of Class B Common Stock of Priority were exercisable at fiscal year-end.

(7) This amount consists of $450,616 in unexercised In-the-Money options granted by the Company and $62,500 in unexercised In-the-Money options granted by Priority. The value of the unexercised options granted by Priority is calculated on the basis of the difference between the option exercise price for shares of Priority's Class B Common Stock and $15.125 (the closing price for Priority's Class B Common Stock as reported by the Nasdaq National Market System on December 31, 1997), multiplied by the number of "In-the-Money" shares of Class B Common Stock underlying the option.

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Committee's established practice with respect to executive compensation has been to: (a) conduct annual merit reviews in May of each year, to become effective June 1; (b) grant stock options on the second Friday of each December; and (c) approve annual bonuses payable, in whole or part, during the following March. The Committee applied the criteria discussed below to the June 1, 1997 annual merit reviews and the 1997 annual bonus amounts for the executive officers.

     Executive Compensation Policy

     The Company's compensation policy is designed to: (a) be competitive so that the Company can attract, reward, and retain the quality talent that is essential to its continued success; (b) motivate key employees through the use of incentive compensation programs, including annual bonuses and stock option grants; (c) treat employees fairly and, at the same time, be cost effective;
(d) foster teamwork within the Company so that employees share in the rewards and risks of the Company; (e) offer executive officers the opportunity to achieve significant levels of ownership in the Company's stock so that their interests will be aligned with those of its shareholders; and (f) assure that executive officers' compensation will be tax deductible to the maximum extent permissible.

     Cash Based Compensation

     Base Compensation. In making compensation decisions, the Committee's subjective review process primarily includes: (a) an analysis of executive compensation levels within the pharmaceutical distribution industry at other publicly-traded companies of comparable size and stature by reviewing proxy statements and national compensation surveys and reports; (b) individual efforts and accomplishments within the Company, the distribution industry, and the community; (c) management experience and development; (d) team building skills consistent with the Company's best interests; (e) base compensation paid to other executive officers within the Company; and (f) observance of the Company's ethics and compliance program. For the past three years, annual merit increases have averaged 10.4%. During this period, certain executive officers have received greater base compensation increases corresponding to promotions and/or expanded responsibilities.

     The Committee's decision with respect to 1997 base compensation was made after the annual merit review of the other executive officers was conducted by the CEO. During May 1997, the Committee authorized the CEO to increase the base salaries for Messrs. Burks, McCormick, and Salentine. These annual merit increases averaged 10.7% and were made effective on June 1, 1997.

     Annual Bonus. A portion of the cash compensation of the executive officers (and most other salaried employees) consists of annual bonus payments under the Company's bonus pool, which is reviewed annually by the Committee. Allocation of the bonus pool to the executive officers

(other than the CEO) is based on recommendations made by the Committee with input from the CEO. Allocation of the bonus pool to non-executive officers is generally based on recommendations made by the heads of the Company's divisions or departments.

     The Committee gives equal consideration to the Company's overall performance and the executive officer's performance for the specific areas of the Company under his or her direct control. This 50-50 balance supports accomplishment of overall objectives and rewards individual contributions by the executive officers.

     For purposes of establishing the annual bonuses for the executive officers, the Committee uses measures of the Company's performance in the following areas: (a) net gross sales; (b) net DSD sales; (c) operating earnings; (d) net income; (e) shareholders equity; (f) fully diluted earnings per share; and (g) market capitalization. Of these criteria, operating earnings and market capitalization were given the greatest weight and shareholders equity the least weight. If the 1997 operating earnings were greater than those in 1996 and if the percentage improvement of the other criteria averaged at least 10%, the Committee agreed to approve 1997 bonuses to Messrs. Bindley, Burks, McCormick and Salentine such that the combined bonuses equaled 2.13% of operating earnings for 1997, compared to 2.10% for 1996, 2.14% for 1995 and 2.09% for 1994. During the first week of March 1998, the Committee ratified the above noted bonuses to be paid during that month. These bonus amounts average 75% of base compensation for these executive officers, compared to 67% for 1996, 64% for 1995 and 69% for 1994.

     The Committee deems such financial goals to be a valid measure of performance within the pharmaceutical distribution industry and consistent with the Company's best interests. Discretionary adjustments by the Committee are possible should unforeseen or uncontrollable events occur during the course of the year.

     The Committee's intent is to make the executive officers' total cash compensation package (base compensation plus annual bonus) competitive with other publicly-traded companies of comparable size and stature within the pharmaceutical distribution industry. Based on its analysis of total cash compensation for similar executive officers within the pharmaceutical distribution industry, the Committee has determined the Company's cash compensation for its executive officers to be competitive with respect to the Company's relative position within the industry.

     Equity Based Compensation

     The Committee believes that equity compensation, in the form of stock options, is an important element of performance based compensation of executive officers. By granting stock options, the Committee will continue the Company's long-standing practice of increasing key employees' equity ownership in order to ensure that their interests remain closely aligned with those of the Company's shareholders. Stock options and equity ownership in the Company provide a direct link between executive compensation and shareholder value. Stock options also create an incentive for key employees to remain with the Company for the long term because the options are not immediately exercisable and, if not exercised, are forfeited if the employee leaves the Company before retirement.

     Consistent with the above philosophy, the Committee, based on input from the CEO, approved the granting of stock options to 218 key employees on December 12, 1997. For the executive officers (other than the CEO) the Committee considered: (a) the CEO's input; (b) the Company's long-standing practices with respect to stock option grants; (c) the objective criteria for evaluating the Company's performance previously set forth in the discussion with respect to cash compensation; (d) subjective criteria with respect to individual performance, including individual efforts and accomplishments, experience, and team building skills; and (e) the number of stock option grants to other executive officers within the Company.

     Compensation of William E. Bindley, Chairman, Chief Executive Officer, and President

     Mr. Bindley's cash compensation is based on the same factors as the other executive officers. As represented in the Summary Compensation Table set forth under "Compensation of Executive Officers and Directors," Mr. Bindley's cash compensation is 17.3% greater in 1997 than 1996. Mr. Bindley's 1997 annual bonus was in an amount equal to 0.69% of the Company's 1997 operating earnings, compared to 0.64% in 1996, 0.65% in 1995 and 0.64% in 1994. The Committee's decision to increase Mr. Bindley's cash compensation was based on the subjective and objective criteria previously set forth in this report in the discussion with respect to cash compensation.

     Since the approval of the 1993 Plan, Mr. Bindley has also participated in the Company's equity based compensation program. By employing the subjective and objective criteria previously set forth in the discussion with respect to cash and equity based compensation, the Committee granted Mr. Bindley the stock options shown in the Option Grants In Last Fiscal Year table set forth under "Compensation of Executive Officers and Directors--Stock Options."

     It is the Committee's view that Mr. Bindley's total compensation package for 1997 was based on an appropriate balance of: (a) individual performance;
(b) Company performance; and (c) other CEO compensation packages within the pharmaceutical distribution industry. The Committee points out that the companies used for evaluation of competitive compensation may not, in all cases, be the same as those companies comprising the industry peer group described under "Compensation of Executive Officers and Directors--Performance Graph."

                                   Compensation and Stock Option Committee

                                           Seth B. Harris
                                           Robert L. Koch II
                                           J. Timothy McGinley
                                           James K. Risk III
                                           K. Clay Smith

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Company's Common Stock with the New York Stock Exchange Index and with peer companies within SIC Code 5122 (Drug, Drug Proprietaries and Druggists' Sundries) for the years 1993 through 1997. The Company's Common Stock has been listed on the NYSE since August 2, 1995. Prior to that time, the Company's Common Stock was traded on the Nasdaq National Market System.

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
             NEW YORK STOCK EXCHANGE INDEX AND SIC 5122 COMPANIES


-----------------------------------------------------------------------
   December 31 . . .      1992    1993    1994    1995    1996    1997
-----------------------------------------------------------------------
New York Stock Exchange  100.00  113.54  111.33  144.36  173.90  228.78
-----------------------------------------------------------------------
SIC 5122 Companies       100.00  116.73  151.86  196.95  247.79  321.78
-----------------------------------------------------------------------
Bindley Western          100.00   94.62  124.28  136.99  156.87  250.85
-----------------------------------------------------------------------

                                  [ GRAPH ]

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that may incorporate future filings (including this Proxy Statement, in whole or in part), the preceding Committee Report on Executive Compensation and the stock price Performance Graph shall not be incorporated by reference in any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     On March 18, 1993, the Board of Directors established the Committee to approve compensation and stock option grants for the Company's executive officers. The Committee members during 1997 were Messrs. Harris, Koch, McGinley, Risk and Smith. None of the Committee members are involved in a relationship requiring disclosure as an interlocking executive officer/director or under Item 404 of Regulation S-K or as a former officer or employee of the Company.


                             CERTAIN TRANSACTIONS

RELATIONSHIP AND TRANSACTIONS WITH PRIORITY HEALTHCARE CORPORATION

     Priority was a wholly owned subsidiary of the Company until it consummated its initial public offering of Class B Common Stock on October 29, 1997. The Company continues to own all of the outstanding shares of Class A Common Stock of Priority, which constitutes 81.6% of the outstanding common stock of Priority and 93.0% of the voting power of Priority. Mr. William E. Bindley is the Chairman of the Board of Directors of Priority, and two other of the Company's directors (Mr. McCormick and Mr. Salentine) are also directors of Priority.

     Administrative Services. During 1997 and prior to the offering by Priority of its Class B Common Stock, the Company provided management and consulting services to Priority as its wholly owned subsidiary, which services included, but were not limited to, legal, human resources, payroll and tax. In connection with Priority's public offering, the Company and Priority entered into an Administrative Services Agreement (the "Services Agreement"), relating to the provision of similar services by the Company to Priority. The services covered by the Services Agreement include administrative services for employee benefits and risk management, legal, tax and treasury services. During 1997, the Company charged a total of $65,000 to Priority for management and administrative services rendered by the Company to Priority. This amount was based on an allocation of the actual services rendered by the Company.

     Insurance Coverage. During 1997, the Company provided coverage to Priority under the Company's insurance plans. The expenses of these plans were charged to Priority based on a combination of a pro rata allocation and the push-down of actual expenses incurred, depending on the type of expenditure. The insurance expense allocated to Priority was $151,000 for 1997.

     Purchase of Inventory. During 1997, Priority purchased inventory from the Company at the price paid by the Company for such inventory. Such purchases of inventory from the Company aggregated $2.0 million in 1997.

     Dividend Note. On March 31, 1997, Priority paid a dividend to the Company in the form of a subordinated promissory note with a principal amount of $6.0 million (the "Dividend Note"). The Dividend Note bears interest at the rate of 7.25% per annum. Interest on the Dividend Note must be paid by Priority on a quarterly basis, with the principal amount due on March 31, 1999. The dividend returned a portion of the Company's equity investment in Priority. During 1997, Priority paid the Company $324,000 in interest on the Dividend Note.

     Borrowings. In prior years, the Company paid for or financed certain transactions on behalf of Priority, which costs were represented as borrowings due by Priority to the Company. The largest amount outstanding in 1997 relating to such borrowings was approximately $16.3 million. The interest expense attributable to the borrowings was $671,000 for 1997. This interest expense was calculated by applying the Company's average incremental borrowing rate to the average outstanding borrowings. For 1997, the average outstanding borrowing was $10.3 million, and the average incremental borrowing rate applied to the borrowings was 6.4%. On October 29, 1997, Priority paid in full all amounts due under the borrowings with proceeds received from its initial public offering.

     Since the consummation of Priority's initial public offering, Priority has loaned funds to the Company. The largest amount outstanding during 1997 relating to this borrowing was approximately $6.7 million. The average incremental borrowing rate applied to this borrowing was 6.4%. As of March 20, 1998, the amount outstanding under this borrowing was approximately $11.2 million.

     Revolving Credit Promissory Note. In 1997, the Company made available to Priority a $30.0 million line of credit (the "Line"), evidenced by a Revolving Credit Promissory Note made by Priority in favor of the Company on September 30, 1997. The maturity date for the Line is December 31, 1998. Outstanding principal amounts under the Line bear interest, payable quarterly, at a rate equal to the rate then paid by the Company under its primary line of credit agreement. As of March 20, 1998, no amounts had been borrowed under the Line.

     Tax Sharing Agreement. Unless and until the Company distributes Priority's Class A Common Stock to the Company's shareholders (the "Distribution"), the results of operations of Priority and its domestic subsidiaries that are at least 80% owned by Priority (the "Priority Group") will be included in the Company's consolidated federal income tax returns and in the Company's consolidated or combined state tax returns. The Company and Priority have entered into a Tax Sharing Agreement that provides, among other things, for the allocation between the Company and Priority of federal, state, local and foreign tax liabilities for all periods through the date that any Distribution occurs (the "Distribution Date"). Generally, Priority will be responsible for the portion of any tax deficiencies of the Company assessed with respect to all periods up to and including the Distribution Date that give rise to a tax benefit to Priority in a post-Distribution period. Priority will also be entitled to tax refunds received by the Company that result in a tax detriment to Priority for those post-Distribution periods. Priority will also be responsible for all income taxes imposed on the Priority Group during the taxable period or portion thereof beginning on January 1, 1998 and ending on or before the Distribution Date. Furthermore, the Tax Sharing Agreement provides that, if the Distribution fails to qualify as a tax-free distribution as a result of any event occurring prior to the second anniversary of the Distribution Date that results from the breach of certain covenants made by Priority in the Tax Sharing Agreement or involves either the stock or assets (or any combination thereof) of any member of the Priority Group, then Priority must indemnify and hold the Company harmless, on an after-tax basis, from any tax liability imposed upon it in connection with the Distribution. The Tax Sharing Agreement also prohibits Priority from entering into certain transactions or disposing of substantially all of its assets prior to the second anniversary of the Distribution Date in the absence of a prior opinion of independent tax counsel or the receipt of a private letter ruling from the Internal Revenue Service that such transaction or disposition will not cause the Distribution to be a taxable transaction. For 1997, the Priority Group's allocated federal income taxes were $4.5 million.

     Indemnification and Hold Harmless Agreement. The Company and Priority entered into an Indemnification and Hold Harmless Agreement dated as of September 30, 1997 (the "Indemnification Agreement"), in which each party agrees to indemnify and hold harmless the other from and against certain obligations and contingent liabilities. Specifically, the Indemnification Agreement provides that Priority will indemnify and hold harmless the Company from obligations related to a guarantee which the Company made in favor of Priority and from certain indemnity and other obligations which the Company assumed, or which could be charged against the Company, in connection with five acquisitions by or on behalf of Priority. The Indemnification Agreement also provides that the Company will indemnify and hold harmless Priority from and against contingent liabilities in connection with the litigation filed by Thomas G. Slama, M.D. In 1997, neither the Company nor Priority made any payments to the other under the Indemnification Agreement.

LOAN TO INSIDER

     On December 16, 1997, the Company made a loan of $3,219,803 to Mr. William
E. Bindley in connection with his exercise of stock options granted to him under the 1993 Plan. The loan bears interest at the rate of 6.5% per annum, matures on December 16, 2000 and provides for annual interest only payments with outstanding interest and principal to be repaid at maturity. The amount outstanding under this loan at December 31, 1997 was $3,228,389, which was also the largest amount outstanding during 1997. As of March 20, 1998, the amount outstanding pursuant to Mr. Bindley's loan was $3,274,740.


                    APPROVAL OF AMENDMENT TO THE COMPANY'S
                     1993 STOCK OPTION AND INCENTIVE PLAN

     On March 26, 1998, the Board of Directors of the Company adopted an amendment to the Company's 1993 Plan and directed that the amendment to the 1993 Plan be submitted to the shareholders of the Company for consideration and approval at the 1998 annual meeting. The amendment would increase from 3,000,000 to 4,000,000 the number of shares available for issuance pursuant to awards made under the 1993 Plan. The amendment would also increase from 100,000 to 300,000 the number of shares underlying awards that any individual participant may receive in any calendar year under the 1993 Plan.

     While options remain outstanding under the 1987 Plan, new awards can only be made under the 1993 Plan. See "Compensation of Executive Officers and Directors -- Stock Options." As of March 20, 1998, options to purchase 0 shares remained outstanding under the ISO Plan and the Nonqualified Plan combined, 422,203 shares under the 1987 Plan and 2,445,326 shares under the 1993 Plan. Also as of March 20, 1998, 5,000 shares of restricted stock had been granted under the 1993 Plan. Of all such awards, options to purchase 586,000 shares and all 5,000 shares of restricted stock are contingent upon approval of the proposed amendment to increase the number of shares available for issuance under the 1993 Plan, and will be cancelled if the proposed amendment is not approved.

     The following is a summary of the principal features of the 1993 Plan. The summary is qualified in its entirety by reference to the complete text of the 1993 Plan, as proposed to be amended, as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the 1993 Plan, as proposed to be amended, as set forth in Appendix A.

PURPOSE

     The purpose of the 1993 Plan is and has been to promote the long-term interests of the Company and its shareholders by providing a means of attracting and retaining officers and key employees of the Company. The Company believes that employees who own shares of the Company's Common Stock will have a closer identification with the Company and greater motivation to work for the Company's success by reason of their ability as shareholders to participate in the Company's growth and earnings.

ELIGIBLE PERSONS

     Recipients of incentive awards under the 1993 Plan must be, or have been at the time of grant, officers or key employees (as determined by the Committee). The Company presently has approximately 225 officers and employees who fall within the category of key employees and may be considered for incentive awards under the 1993 Plan. No awards may be granted to directors who are not also employees of the Company or one of its subsidiaries.

STOCK SUBJECT TO THE 1993 PLAN

     If the amendment to the 1993 Plan is approved by the shareholders, the number of shares subject to the 1993 Plan would be increased from 3,000,000 to 4,000,000. The number of shares subject to the 1993 Plan is subject to antidilution adjustments.

     The number of shares covered by an award under the 1993 Plan reduces the number of shares available for future awards under the 1993 Plan; however, any shares of restricted stock that ultimately are forfeited to the Company by the grantee will become available for further incentive awards under the 1993 Plan. Similarly, if any stock option granted under the 1993 Plan expires, terminates, or is surrendered or cancelled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 1993 Plan.

     Under the proposed amendment, awards of up to 300,000 shares may be granted to any participant under the 1993 Plan during any calendar year.

     The closing sale price of the Company's Common Stock on March 20, 1998, as quoted on the NYSE and reported in The Wall Street Journal, was $34.250 per share.

ADMINISTRATION OF THE PLAN

     The 1993 Plan is administered by the Committee which is presently composed of five directors who are not eligible to participate in the 1993 Plan.
Subject to the terms of the 1993 Plan, the Committee has sole authority to determine and designate those officers and key employees who are to be granted incentive awards under the 1993 Plan and the nature and terms of the incentive awards to be granted, including the number of shares to be subject to such awards.

GRANT OF STOCK OPTIONS

     With respect to the grant of stock options under the 1993 Plan that are intended to qualify as "incentive stock options" under Section 422 of the Code, the option price is 100% (or 110% in the case of any holder of 10% or more of the voting power of the Company) of the fair market value of the Company's Common Stock on the date of the grant of the stock option.
The aggregate fair market value (determined on the date of grant) of the shares of stock subject to "incentive stock options" that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

     The exercise price of, and the number of shares subject to, an option are adjusted by the Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Company's capital.

     Since the 1993 Plan has been in effect, the following persons have received options to purchase the indicated numbers of shares of Common Stock (excluding any options which have been forfeited) under the 1993 Plan, all as of March 20, 1998: Mr. Bindley, Chairman, Chief Executive Officer and President (548,000 shares), Mr. Salentine, Executive Vice President and Chief Financial Officer (310,000 shares), Mr. McCormick, Executive Vice President, General Counsel and Secretary (310,000 shares), Mr. Burks, Executive Vice President (310,000 shares), Mr. Myers, President and Chief Executive Officer of Priority (50,000 shares), all current executive officers as a group (1,807,000 shares), all current directors who are not executive officers as a group (0 shares), and all employees, including all current officers who are not executive officers, as a group (1,643,492 shares). All of the options granted to Messrs. Bindley, Salentine, McCormick and Burks in 1997 and 586,000 of the total number of options granted under the 1993 Plan are contingent upon shareholder approval of the proposed amendment to the 1993 Plan.

EXERCISE OF STOCK OPTIONS

     No incentive stock option granted under the 1993 Plan may be exercised more than ten years or five years in the case of any holder of 10% or more of the voting power of the Company (or such shorter period as the Committee may determine) from the date it is granted. Nonqualified stock options may be exercised during such period as the Committee determines at the time of grant.

     If a grantee's employment with the Company or a subsidiary is terminated for cause or voluntarily by the grantee for any reason other than death, disability or retirement, such grantee's options expire at the date of termination, and the grantee must (unless waived by the Committee) repay to the Company the amount of any gain realized by the grantee upon any exercise within the 90-day period prior to the date of termination of any options granted to the grantee after March 26, 1998.

     Stock options granted under the 1993 Plan become exercisable in one or more installments in the manner and at the time or times specified by the Committee at the time of grant.

RESTRICTED STOCK

     Incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Company's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Company, but the grantee generally would have all of the rights of a stockholder, including the right to vote the shares and the right to receive all dividends thereon.

     While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1993 Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Company if the grantee ceases to be employed by the Company prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Company. It is also expected that a specified percentage of the restricted stock will become free of the forfeiture provisions and transfer restrictions on each anniversary of the date of grant of the restricted stock award.

     As of March 26, 1998, the following persons have received awards for the indicated number of shares of restricted stock under the 1993 Plan: Mr. Bindley, Chairman, Chief Executive Officer and President (110,000 shares), Mr. Salentine, Executive Vice President and Chief Financial Officer (70,000 shares), Mr. McCormick, Executive Vice President, General Counsel and Secretary (70,000 shares), Mr. Burks, Executive Vice President (70,000 shares), Mr. Myers, President and Chief Executive Officer of Priority (0 shares), all current executive officers as a group (350,000 shares), all current directors who are not executive officers as a group (0 shares), and all employees, including all current officers who are not executive officers, as a group (355,000 shares), all of which are subject to the approval by the shareholders of the proposed amendment to the 1993 Plan.

PAYMENT FOR SHARES; LOANS BY THE COMPANY

     The Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, or by such other means (including a combination of stock so valued and cash) as it deems appropriate.

     The 1993 Plan empowers the Company to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

     (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

     (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

     Loans made under the terms of the 1993 Plan bear interest at such rates as may be established by the Committee. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Committee. With the consent of the Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Common Stock.

MISCELLANEOUS PROVISIONS

     The Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Committee may deem appropriate.

     In general, if the employment of a recipient of restricted stock is involuntarily terminated within 18 months following a change in control of the Company, the forfeiture provisions and transfer restrictions applicable to such stock lapse. In addition, in the event of a tender offer or exchange offer for the Common Stock or upon the occurrence of certain other events, all options granted under the 1993 Plan shall become exercisable in full, unless otherwise provided by the Committee.

AMENDMENT OF THE PLAN

     The Board, or the Committee with the approval of the Board, may at any time terminate or amend the 1993 Plan. No amendments to the 1993 Plan will require shareholder approval unless such approval is required to comply with Rule 16b-3 under the Securities Exchange Act of 1934, Section 422 of the Code or the requirements of the NYSE.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of awards under the 1993 Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

     Limitation on Amount of Deduction. The Company generally will be entitled to a tax deduction for awards under the 1993 Plan only to the extent that the participants recognize ordinary income from the award. Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Company. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under section 162(m). The 1993 Plan has been designed to permit the Committee to grant awards which qualify for deductibility under section 162(m).

     Taxation of Ordinary Income and Capital Gains. For capital gains properly taken into account after July 28, 1997, subject to certain exceptions, the maximum rate of tax on "net capital gains" from the sale or exchange of capital assets held for more than 18 months is 20%, and the maximum rate is 18% for capital assets acquired after December 31, 2000 and held for more than five years. The maximum rate of tax on "net capital gains" from the sale of capital assets held more than one year but not more than 18 months is 28%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

     Nonqualified Stock Options. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Company is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Company is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee.

     The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

     Incentive Stock Options. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Company is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Company will not be entitled to a deduction with respect to any item of tax preference.

     An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (i.e., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held.
The Company is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

     Restricted Stock. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Company be entitled to a tax deduction at that time. The employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. If the Company complies with applicable withholding requirements, it is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Company) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Company would be entitled to a deduction at the same time and in the same amount.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

                           APPOINTMENT OF AUDITORS

     The appointment of Price Waterhouse LLP as auditors for the Company during 1998 will be submitted to the meeting in order to permit the shareholders to express their approval or disapproval. In the event of a negative vote, a selection of other auditors will be made by the Board. A representative of Price Waterhouse LLP is expected to be present at the meeting, will be given an opportunity to make a statement if he or she desires and will respond to appropriate questions. Notwithstanding approval by the shareholders, the Board of Directors reserves the right to replace the auditors at any time upon the recommendation of the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPOINTMENT OF PRICE WATERHOUSE LLP.


                       PRINCIPAL OWNERS OF COMMON STOCK

     The following table sets forth as of January 31, 1998 the number of shares of Common Stock of the Company owned by any person (including any group) known by management to beneficially own more than 5% of the Common Stock of the Company, by each of the Named Executive Officers, and by all directors and executive officers of the Company as a group.


                                                  Common Stock
                                     --------------------------------------
        Name and Address of           Number of Shares
           Individual or                Beneficially      Percent of Class
         Identity of Group                Owned (1)       (if more than 1%)
         -----------------                ---------       -----------------
William E. Bindley (2)               3,385,165  (3)(4)        20.9%
Thomas J. Salentine                    300,719  (3)(5)         1.9%
Michael D. McCormick                   331,313  (3)(6)         2.0%
Keith W. Burks                         211,584  (3)(7)         1.3%
Robert L. Myers                         26,560  (3)(8)         ---
All current directors and executive
officers as a group (13 persons)     4,431,574  (3)(9)        26.0%


-------------

(1) For information regarding the beneficial ownership of shares held by non-employee directors, see "Election of Directors--Nominees."

(2) The address of this shareholder is 10333 N. Meridian Street, Suite 300, Indianapolis, Indiana 46290.

(3) Does not include shares subject to stock options which are not exercisable within 60 days.

(4) Includes presently exercisable stock options to purchase 169,240 shares granted by the Company. Includes 49,000 shares held by a family foundation and 47,500 shares held in a charitable remainder trust of which Mr. Bindley is the trustee and has investment control. Excludes 5,500 shares held by Mr. Bindley's spouse; Mr. Bindley disclaims beneficial ownership of such shares.

(5) Includes presently exercisable stock options to purchase 268,468 shares granted by the Company.

(6) Includes presently exercisable stock options to purchase 313,984 shares granted by the Company. Also includes 972 shares held in a family foundation.

(7) Includes presently exercisable stock options to purchase 198,129 shares granted by the Company.

(8) Includes presently exercisable stock options to purchase 17,338 shares granted by the Company. Also includes 300 shares held by Mr. Myers' daughter.

(9) Includes presently exercisable stock options to purchase 1,069,296 shares granted by the Company.

     The following table sets forth as of January 31, 1998 the number of shares of Class B Common Stock of Priority owned by each of the Named Executive Officers, by all of the Company's directors and by all directors and executive officers of the Company as a group. The Company owns all of the outstanding shares of Class A Common Stock of Priority. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.


                                                 Number of Shares of       Percent of
                                               Priority Class B Common      Class (if
                    Name                       Stock Beneficially Owned   more than 1%)
                    ----                      --------------------------  -------------
   William E. Bindley                                5,000                     ---
   Robert L. Koch II                                 2,000                     ---
   James K. Risk III                                 5,000                     ---
   K. Clay Smith                                     1,000                     ---
   J. Timothy McGinley                               5,000                     ---
   Michael D. McCormick                              5,000                     ---
   William F. Bindley II                             1,000                     ---
   Thomas J. Salentine                              50,000                    2.2%
   Keith W. Burks                                    2,500                     ---
   Seth B. Harris                                    3,000                     ---
   Carolyn Y. Woo                                        0                     ---
   Robert L. Myers                                  25,500  (1)               1.1%
   All current directors and executive officers
   as a group (13 persons)                          79,500                    3.5%

----------
(1) Does not include shares subject to stock options which are not exercisable within 60 days. Includes 500 shares held by Mr. Myers' daughter.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The date by which shareholder proposals must be received by the Company for inclusion in proxy materials relating to the 1999 Annual Meeting of Common Shareholders is November 27, 1998.

     In order to be considered at the 1999 Annual Meeting, shareholder proposals must comply with the advance notice and eligibility requirements contained in the Company's By-Laws. The Company's By-Laws provide that shareholders are required to give advance notice to the Company of any nomination by a shareholder of candidates for election as directors and of any business to be brought by a shareholder before a shareholders' meeting. With respect to annual meetings, the By-Laws provide that a shareholder of record entitled to vote at such meeting may nominate one or more persons for election as director or directors or may properly bring business before such meeting only if the shareholder gives written notice thereof to the Secretary of the Company not less than 70 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting. In the event the annual meeting is more than 30 days earlier or more than 60 days later than such anniversary date, notice by the shareholder must be delivered or received not earlier than the 90th day prior to such annual meeting and not later than the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The notice must contain specified information about each nominee or the proposed business and the shareholder making the nomination or proposal.

     The advance notice provisions in the Company's By-Laws also provide that in the case of a special meeting of shareholders called for the purpose of electing directors, to be timely, a shareholder's notice must be delivered or received not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made and of nominees to be elected at such meeting.

     The specific requirements of these advance notice and eligibility provisions are set forth in Section 1.1(c) and Section 2.1 of the Company's By-Laws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary of the Company at the principal executive offices of the Company.

                       BINDLEY WESTERN INDUSTRIES, INC.
                     1993 STOCK OPTION AND INCENTIVE PLAN
                  (AS AMENDED AND AS PROPOSED TO BE AMENDED)


     1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

     2. DEFINITIONS.  The following definitions are applicable to the Plan:

     "Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code.

     "Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

     "Board" -- means the Board of Directors of the Company.

     "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Company.

     "Code" -- means the Internal Revenue Code of 1986, as amended.

     "Committee" -- means the Committee referred to in Section 3 hereof.

     "Company" -- means Bindley Western Industries, Inc., an Indiana corporation.

     "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

     "Disinterested Person" -- means any person who, at the time discretion under this Plan is exercised, meets the definition of a "disinterested person" in Rule 16b-3 of the Securities and Exchange Commission promulgated under
Section 16(b) of the Exchange Act and then applicable to the Company.


                                  Appendix A

     "Employee" -- means any person, including an officer or director, who is employed by the Company or any Affiliate.

     "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

     "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

     "Incentive Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422 of the Code.

     "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

     "Non-Qualified Stock Option" -- means an option to purchase shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section 422 of the Code.

     "Option" -- means an Incentive Stock Option or a Non-Qualified Stock
Option.

     "Participant" -- means any officer or key employee of the Company or any Affiliate who is selected by the Committee to receive an Award.

     "Plan" -- means this 1993 Stock Option and Incentive Plan of the Company.

     "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

     "Restricted Period" -- means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 9 hereof with respect to Restricted Stock awarded under the Plan.

     "Restricted Stock" -- means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 9 hereof, so long as such restrictions are in effect.

     "Securities Act" -- means the Securities Act of 1933, as amended.

     "Shares" -- means the Common Stock, $.01 par value, of the Company.

     3. ADMINISTRATION. The Plan shall be administered by the Company's Compensation and Stock Option Committee, which shall consist of three or more members of the Board, each of whom shall be a Disinterested Person; provided, however, that if the full Board does not consist of at least three Disinterested Persons, then the Committee shall be composed of as many Disinterested Persons as possible and the remaining member or members of the Committee need not be Disinterested Persons and; provided, further, if Rule 16b-3 of the Securities and Exchange Commission promulgated under the Exchange Act or any replacement of such rule shall hereafter permit the use of a committee of two or more Disinterested Persons and the Company elects or is required to comply with such rule, then the Committee shall consist of two or more Disinterested Persons. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain and update from time to time as appropriate, a list designating selected directors as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee.

     4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those officers and key employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, no Participant shall after the date of this Amendment receive Awards in excess of 300,000 Shares during any calendar year.

     5. SHARES SUBJECT TO PLAN.  Subject to adjustment by the operation of
Section 10 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 4,000,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and
(iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

     7. EXERCISE OF OPTIONS.
        (a) Except as provided in Section 13, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in paragraphs (c), (d) and (e) of this Section 7, no such Option may be exercised unless at the time such Participant exercises such Option, such Participant has maintained Continuous Service since the date of the grant of such Option.

        (b) To exercise an Option under the Plan, the Participant shall give written notice to the Company (which shall specify the number of Shares with respect to which such Participant elects to exercise such Option) together with full payment of the Exercise Price. The date of exercise shall be the date on which such notice is received by the Company. Payment shall be made either (i) in cash (including check, bank draft or money order) or (ii) by delivering (A) Shares already owned by the Participant and having a Market Value on the date of exercise equal to the applicable Exercise Price, or (B) a combination of cash and such Shares.

        (c) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Option of such Participant shall expire immediately upon such cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant after March 26, 1998. If the Continuous Service of a Participant is terminated by reason of death, disability or retirement, such Participant may exercise such Option, but only to the extent such Participant was entitled to exercise such Option at the date of such cessation, at any time during the remaining term of such Option, or, in the case of Incentive Stock Options, during such shorter period as the Committee may determine and so provide in the applicable instrument or instruments evidencing the grant of such Option. If a Participant shall cease to maintain Continuous Service for any reason other than those set forth above in this paragraph (c) of this Section 7, such Participant may exercise such Option to the extent that such Participant was entitled to exercise such Option at the date of such cessation but only within the period of three (3) months immediately succeeding such cessation of Continuous Service, and in no event after the expiration date of the subject Option; provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Company otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option.

        (d) In the event of the death of a Participant while in the Continuous Service of the Company or an Affiliate, the person to whom any Option held by the Participant at the time of his death is transferred by will or by the laws of descent and distribution may exercise such Option on the same terms and conditions that such Participant was entitled to exercise such Option. Following the death of any Participant to whom an Option was granted under the Plan, the Committee, as an alternative means of settlement of such Option, may elect to pay to the person to whom such Option is transferred the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

        (e) Notwithstanding the provisions of the foregoing paragraphs of this Section 7, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

     8. INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of $100,000. The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than 110% of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five years from the date such Incentive Stock Option is granted.

     9. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 9, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
Section 9.

     (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs
(c), (d) and (e) of this Section 9 and Section 10 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to, the right to receive all dividends paid on such Shares and the right to vote such Shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     (b) Except as provided in Section 12 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 9 shall upon such termination of Continuous Service be forfeited and returned to the Company. If a Participant ceases to maintain Continuous Service by reason of death or total or partial disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or total or partial disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or total or partial disability of the Participant.

     (c) Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

     "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1993 Stock Option and Incentive Plan of Bindley Western Industries, Inc., and an Agreement entered into between the registered owner and Bindley Western Industries, Inc. Copies of such Plan and Agreement are on file in the office of the Secretary of Bindley Western Industries, Inc.

     (d) At the time of an award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the award, that such Participant will not make the election provided for under Section 83(b) of the Code with respect to any Shares covered by the award and such other matters as the Committee shall in its sole discretion determine.

     (e) At the time of an award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 9 or (ii) the forfeiture of such Shares under paragraph (b) of this Section 9, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

         (f) At the expiration of the restrictions imposed by paragraph (a) of this Section 9, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 9 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph
   (c) of this Section 9 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this
   Section 9.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

     11. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

         (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 9(a) on Shares of Restricted Stock shall lapse and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 8, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

         (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 12 of this Agreement, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 9(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Company in the manner provided in Section 9 hereof.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

     12. EFFECT OF CHANGE OF CONTROL. If the Continuous Service of any Participant of the Company or any Affiliate is involuntarily terminated, for whatever reason, at any time within eighteen months after a Change in Control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of Section 9 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall (except as otherwise provided in Section 8) become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option shall be exercisable by a director or officer of the Company within six months of the date of grant of such Option and no Option which has previously been exercised or otherwise terminated shall become exercisable.

     13. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

     14. EMPLOYEE RIGHTS UNDER THE PLAN. No officer, employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

     15. DELIVERY AND REGISTRATION OF STOCK. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

     16. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock, the Company shall, in lieu of requiring the Participant or other person receiving such Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

   Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

   17. LOANS.

        (a) The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

        (b) No loan made under the Plan shall exceed (i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the grantee and (ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

        (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

        (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

        (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

        (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

   18. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided however, that to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act or Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Common Stock is listed or quoted) shareholder approval of any Plan Amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

     19. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors and shareholders of the Company and shall continue in effect for a term of ten years from the date of adoption by the Board of Directors unless sooner terminated under Section 18 hereof.

                              BINDLEY WESTERN INDUSTRIES, INC.
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             I hereby appoint William E. Bindley and Michael D. McCormick, or
    P        either of them, my proxies, with power of substitution, to vote all
    R        shares of common stock of the Company which I am entitled to vote
    O        at the annual meeting of common shareholders of said company, to be
    X        held at the Conference Center, 10333 North Meridian Street,
    Y        Indianapolis, Indiana, on May 21, 1998, at 9:00 a.m., Indianapolis
             time, and at any adjournment, as follows:

Election of Directors, Nominees:                                                     (change of address)
                                                                             ------------------------------------
William E. Bindley, Keith W. Burks, Robert L. Koch II,                       ------------------------------------
James K. Risk III, Seth B. Harris, K. Clay Smith, J. Timothy                 ------------------------------------
McGinley, Michael D. McCormick, William F. Bindley II,                       ------------------------------------
Thomas J. Salentine, Carolyn Y. Woo                                          (If you have written in the above
                                                                             space, please mark the corresponding
                                                                             box on the reverse side of this
                                                                             card.)



THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
THE ELECTION AS DIRECTORS OF ALL NOMINEES LISTED UNDER PROPOSAL 1, FOR PROPOSAL
2 AND FOR PROPOSAL 3.
                                                                  -------------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                  -------------
 ................................................................................

                                  DETACH CARD

      Note: The Conference Center is located on the 1st floor of 3
            Meridian Plaza at the northeast corner of 103rd Street and Meridian Street.

                        BINDLEY WESTERN INDUSTRIES, INC.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

[                                                                                                                          ]

                                                           FOR   WITHHELD  FOR ALL
1. Election of Directors --                                ALL     ALL    EXCEPT:        -----------------------
   (See reverse)
                                                           [ ]     [ ]      [ ]


2. To approve the appointment of
   Price Waterhouse LLP as auditors for the               FOR   WITHHELD  FOR ALL
   Company for 1998;                                      ALL     ALL    EXCEPT:

                                                           [ ]     [ ]      [ ]


3. To approve the proposed amendment to the Company's 1993                            FOR   WITHHELD  FOR ALL
   Stock Option and Incentive Plan; and                                               ALL     ALL    EXCEPT:

                                                                                      [ ]     [ ]      [ ]

4. In their discretion, to transact such other business as may properly come before the meeting.

Address Change Requested                                                              [ ]


                                                            Date:
                                                                 ---------------------------------- , 1998

                                                            ----------------------------------------------
                                                            Signature(s)

                                                            ----------------------------------------------

                                       Please sign exactly as name appears hereon. Joint owners should each sign.
                                       When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Please, mark, sign, date and return the proxy promptly in the enclosed postage paid envelope.

-----------------------------------------------------------------------------------------------------------------------------------

                                                       FOLD AND DETACH HERE

                     PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.